Exhibit (N)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Legal Opinions and Experts” and “Independent Registered Public Accounting Firm” and to the use of our report dated October 20, 2009 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Seligman Premium Technology Growth Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-161752).
/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
November 23, 2009